UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2013

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 13, 2013, the Board of Directors of Kirby Corporation (the “Company”) elected David W. Grzebinski President and Chief Operating Officer, effective January 1, 2014.  Mr. Grzebinski is currently Executive Vice President and Chief Financial Officer of the Company.  Joseph H. Pyne will relinquish the title of President, effective January 1, 2014, but will remain Chairman of the Board and Chief Executive Officer of the Company.  Mr. Grzebinski will also remain Chief Financial Officer of the Company.

Mr. Grzebinski, 52, is a Chartered Financial Analyst and holds a Masters in Business Administration degree from Tulane University and a degree in chemical engineering from the University of South Florida.  He has served as Chairman of Kirby Offshore Marine, LLC since February 2012 and as Executive Vice President and Chief Financial Officer of the Company since March 2010, after joining the Company in February 2010.  Prior to joining the Company, he served in various administrative positions since 1988 with FMC Technologies Inc., including Controller, Energy Services, Treasurer, and Director of Global SAP and Industry Relations.  Prior to joining FMC, he was employed by Dow Chemical Company.

Mr. Grzebinski’s compensation was adjusted, effective January 1, 2014, to include (1) a base salary at the rate of $500,000 per year, (2) target annual incentive compensation for 2014 equal to 90% of his base salary and (3) a long-term incentive compensation award with a target value of $1,200,000, with 20% of the value in stock options, 40% in restricted stock and 40% in a performance award based on a three-year performance period beginning January 1, 2014.  The number of shares subject to stock options and the number of shares of restricted stock will be determined based on the closing price of the Company’s stock on January 2, 2014, which will be considered the date of grant.  The target amount for the performance award is $480,000.  The percentage of the target award paid at the end of the performance period will be based on the Company’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive plan, with the three factors equally weighted.  Mr. Grzebinski will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period.  The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer
Dated: December 17, 2013